                                                                     EXHIBIT 2.2

                                   AGREEMENT

    THIS AGREEMENT, dated as of October 23, 1995, is made by and among McCown De Leeuw & Co. II, L.P., McCown De Leeuw Associates, L.P., McCown De Leeuw & Co. Offshore (Europe), L.P., McCown De Leeuw & Co. Offshore (Asia), L.P. (each of the foregoing being each referred to herein as a "Stockholder" and, collectively, as the "Stockholders") and Arch Acquisition Corp., a Delaware corporation (the "Purchaser").

    WHEREAS, concurrently herewith, the Purchaser, Heritage Media Corporation, the Purchaser's parent corporation ("Parent"), and DIMAC Corporation, a Delaware corporation (the "Company"), have executed and delivered an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"); and

    WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement; and

    WHEREAS, the Stockholders are principal stockholders of the Company and will benefit from the consummation of the transactions contemplated by the Merger Agreement; and

    WHEREAS, in order to provide reasonable assurance to Purchaser to enter into the Merger Agreement and that the transactions contemplated by the Merger Agreement will be consummated, the Stockholders are willing to make certain agreements regarding the shares of Company Common Stock owned by them (the "Shares"), upon the terms and subject to the conditions set forth below.

    NOW, THEREFORE, the parties hereto agree as follows:

    1. VOTING OF SHARES. Unless (i) the Board of Directors of the Company has withdrawn or materially modified or changed its recommendation that the stockholders of the Company approve the Merger Agreement and the Merger and (ii) as a result thereof the Merger Agreement has been terminated, the Stockholders agree to vote such Shares in favor of the Merger and shall not seek to assert any appraisal right.

    2.   REPRESENTATION  AND  WARRANTIES OF  STOCKHOLDERS.    Each  Stockholder,
jointly and severally, represents and warrants to the Purchaser that:

        (a) Such Stockholder is the sole record and beneficial owner of the number of Shares listed opposite such Stockholder's name on Schedule I hereto; no person has a right to acquire or direct the disposition, or holds a proxy or other right to vote or direct the vote, of such Shares. Other than this Agreement and the Merger Agreement and except as set forth on
    Schedule I hereto, there is no option, warrant, right, call, proxy, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the sale, pledge or other transfer or disposition of any of such Stockholder's Shares, any interest therein or any rights with respect thereto, or relates to the voting, disposition or control of such Shares, or (ii) obligates such Stockholder to grant, offer or enter into any of the foregoing.

        (b) Such Stockholder has the full right, power, authority and legal capacity to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

    3.    REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASER.    The Purchaser
represents and warrants that:

        (a) It has the corporate power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

        (b) It has taken all corporate action necessary to authorize its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and that this Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser.

    4.  BINDING EFFECT; ASSIGNMENT.   This Agreement shall inure to the  benefit
of and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns.

    5. INJUNCTIVE RELIEF; REMEDIES CUMULATIVE. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party or parties upon the breach by any other party of such covenants and agreements, the non-breaching party or parties shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements. No remedy conferred upon or reserved to any party herein is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.

    6.  GOVERNING LAW.   This Agreement  shall be governed  by and construed  in
accordance with the laws of the State of Delaware, without regard to the law of conflicts of laws thereof.

    7.    COUNTERPARTS.    This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which together shall constitute a single agreement.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

                                          Arch Acquisition Corp.

                                          By:        /s/ DAVID N. WALTHALL
                                          --------------------------------------

                                          McCown De Leeuw & Co. II, L.P.
                                          By MDC Management Company II, L.P.
                                          (general partner)

                                          By:         /s/ DAVID DE LEEUW
                                          --------------------------------------

                                          McCown De Leeuw Associates, L.P.
                                          By MDC Management Company II, L.P.
                                          (general partner)

                                          By:         /s/ DAVID DE LEEUW
                                          --------------------------------------

                                          McCown De Leeuw & Co. Offshore
                                          (Europe), L.P.
                                          By MDC Management Company IIE, L.P.
                                          (general partner)

                                          By:         /s/ DAVID DE LEEUW
                                          --------------------------------------

                                          McCown De Leeuw & Co. Offshore (Asia),
                                          L.P.
                                          By MDC Management Company IIE, L.P.
                                          (general partner)

                                          By:         /s/ DAVID DE LEEUW
                                          --------------------------------------

                                                                      SCHEDULE I

NAME                                                                                             NUMBER OF SHARES
-----------------------------------------------------------------------------------------------  -----------------
McCown De Leeuw & Co. II, L.P..................................................................        1,000,021
McCown De Leeuw Associates, L.P................................................................          419,363
McCown De Leeuw & Co. Offshore (Europe), L.P...................................................          161,292
McCown De Leeuw & Co. Offshore (Asia), L.P.....................................................           32,258

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